STRONG RIVER INVESTMENTS, INC.
                    C/O GONZALEZ-RUIZ & ALEMAN (BVI) LIMITED
                        WICKHAMS CAY I, VANTERPOOL PLAZA
                                  P.O. BOX 873
                           ROAD TOWN, TORTOLLA. B.V.I.

                            MONTROSE INVESTMENTS LTD.
                          300 CRESCENT COURT, SUITE 700
                                DALLAS, TX 75201



                                                                  March 29, 2000

SafeScience, Inc.
Park Square Building
31 St. James Avenue, 8th Floor
Boston, MA 02116
Attention: President

         Re:      SafeScience, Inc. (the "Company").
                  ----------------------------------

Gentlemen:

                  Reference is made to the Securities Purchase Agreement (the "Purchase Agreement"), of even date hereof, between the Company and the undersigned (the "Purchasers"), pursuant to which the Company will issue and sell to the Purchasers (i) up to 484,429 shares of Common Stock (the "Initial Shares"), (ii) Common Stock purchase warrants, each in the form of Exhibit A to the Purchase Agreement, pursuant to which the holder thereof shall have the right, under certain circumstances described therein, to acquire shares of Common Stock upon the terms set forth therein (the "Initial Adjustable Warrant") and (iii) Common Stock purchase warrants, each in the form of Exhibit B to the Purchase Agreement, pursuant to which the holder thereof shall have the right, under certain circumstances described therein, to acquire shares of Common Stock upon the terms set forth therein (the "Initial Closing Warrants" and together with the Initial Adjustable Warrants, the "Initial Warrants"), for an aggregate purchase price of up to $7,000,000. Capitalized terms used and not otherwise defined in this letter that are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement. The Initial Warrants and the Initial Shares are sometimes collectively referred to herein as the "Initial Securities."

                  The Purchasers shall, severally and not jointly, commit, subject to and upon the terms and conditions hereof, to purchase from the Company, and the Company shall sell to the Purchasers on the Additional Closing Date (as defined herein): (i) up to [ ] 1


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1 The number which equals $7,000,000 divided by the lesser of (i) 110% of the average of the Per Share Market Values for the four Trading Days preceding the Additional Closing Date and (ii) $16.00 (subject to equitable adjustment for stock splits, recombinations and similar events).

shares of Common Stock (the "Additional Shares"), (ii) additional Initial Adjustable Warrants (the "Additional Adjustable Warrants") and (iii) additional Initial Closing Warrants pursuant to which the holders thereof shall have the right at any time and from time to time thereafter through the fifth anniversary of the Additional Closing Date (as defined herein) to acquire an aggregate of up to [ ] 2 shares of Common Stock (the "Additional Closing Warrants and together with the Additional Adjustable Warrants, the "Additional Warrants"), for an aggregate purchase price of $7,000,000 (the "Additional Purchase Price"), provided, that if the Additional Purchase Price shall exceed 6% of the market capitalization of the Common Stock on the Additional Closing Date, the Additional Closing (as defined herein) shall not take place. The Additional Shares and Additional Warrants are collectively referred to herein as the "Additional Securities."

                  The commitment of the Purchasers set forth in this letter is subject to the terms, conditions and qualifications set forth below:

Form of Additional Adjustable Warrants. The Additional Adjustable Warrants shall be identical to the Initial Adjustable Warrants except that the Purchase Price applicable thereto shall equal the lesser of (i)110% of the average of the Per Share Market Values for the four Trading Days preceding the Additional Closing Date and (ii) $16.00 (subject to equitable adjustment for stock splits, recombinations and similar events).

2. Form of Additional Closing Warrants. The Additional Closing Warrants shall be identical to the Initial Closing Warrants except that the Exercise Price (as defined in the Initial Closing Warrants) shall be equal to 120% of the average of the closing bid prices of the Common Stock for the five (5) Trading Days immediately preceding the Additional Closing Date.

3. Additional Documentation. In order to effectuate a purchase and sale of the Additional Securities, prior to their issuance, the Company and the Purchasers shall enter into the following agreements: (a) a securities purchase agreement identical to the Purchase Agreement, mutatis mutandis (the "Additional Purchase Agreement") and (b) a registration rights agreement identical to the Registration Rights Agreement, mutatis mutandis (the "Additional Registration Rights Agreement", and together with the Additional Purchase Agreement, the Additional Warrants, collectively the "Additional Transaction Documents"). The Purchasers shall prepare the Additional Transaction Documents.

4. Additional Closing. (i) Each Purchaser and the Company shall each have the right to deliver a written notice to the other (the "Additional Financing Notice") requiring such other party to either sell or buy (severally and not jointly), as the case may be, the Additional Securities for the Additional Purchase Price. The Additional Financing Notice may be delivered no earlier than 190 days following the Closing Date and no later than 210 days following the Closing Date, or as otherwise agreed to by the parties hereto. At the Additional Closing each Purchaser which receives or delivers an Additional Closing



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2 The number which equals 7.5% of $7,000,000 divided by the lesser of (i) 110%
of the average of the Per Share Market Values for the four Trading Days preceding the Additional Closing Date and (ii) $16.00 (subject to equitable adjustment for stock splits, recombinations and similar events).

Notice pursuant to the terms hereof shall (subject to the terms and conditions herein) purchase such portion of the Additional Securities as equals such Purchaser's pro-rata portion of the Initial Securities issued and sold at the Closing. The closing of the purchase and sale of Additional Securities (the "Additional Closing") shall take place at the offices of Robinson Silverman,1290 Avenue of the Americas, New York, New York 10104, on the fifth (5th) Business Day after the Additional Financing Notice is received by a Purchaser or the Company, as the case may be, or on such other date as otherwise agreed to by the parties hereto, provided, that in no case shall the Additional Closing take place unless and until all of the conditions listed in Section 5 of this letter shall have been satisfied by the Company or waived by the Purchasers. The date of the Additional Closing is hereinafter referred to as the "Additional Closing Date." Notwithstanding anything to the contrary contained in this letter, each Purchaser may, prior to the Additional Closing Date, designate an Affiliate thereof to acquire all or any portion of the Additional Securities.

         (i) At the Additional Closing, the parties shall deliver or shall cause to be delivered the following: (a) the Company shall deliver to (x) each Purchaser which receives or delivers an Additional Closing Notice pursuant to the terms hereof or its designated Affiliate: (1) the number of Additional Shares purchased equal to such Purchaser's pro rata portion of the Initial Shares issued and sold at the Closing, registered in the name of such Purchaser or its designated Affiliate, (2) an Additional Adjustable Warrant registered in the name of such Purchaser or its designated Affiliate, (3) an Additional Closing Warrant registered in the name of such Purchaser or its designated Affiliate, entitling the holder thereof to purchase such number of shares of Common Stock as equals such Purchaser's pro-rata portion of the shares of Common Stock underlying the Initial Closing Warrant issued and sold at the Closing to such Purchaser, (4) a legal opinion in form and substance acceptable to the Purchasers, (5) an officer's certificate pursuant to Section 5(b) hereof and (6) executed Additional Transaction Documents and the Transfer Agent Instructions relating to the Additional Securities, and (y) Robinson Silverman, $20,000 for the legal fees and expenses incurred by the Purchasers to prepare the Additional Transaction Documents, which amount shall be deducted by the Purchasers from the Additional Purchase Price and shall be paid directly to Robinson Silverman and
(b) each Purchaser which receives or delivers an Additional Closing Notice pursuant to the terms hereof shall deliver to the Company (1) its pro rata portion of the Additional Purchase Price, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Additional Closing Date and (2) the executed Additional Transaction Documents.

5. Conditions precedent to the Additional Closing. Notwithstanding anything to the contrary contained in this letter, the commitment of a Purchaser to purchase the Additional Securities is subject to the satisfaction or waiver by such Purchaser of each of the following conditions:

     (a) Closing of Initial Shares and Initial Warrants. The Closing shall have occurred;

     (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in the Purchase Agreement shall be true and correct as of the date when made and as of the Additional Closing Date as though made on and as of the Additional Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date), as evidenced by an officer's certificate attesting to such effect to be delivered by the Company to the Purchasers at the Additional Closing Date;

     (c) Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the Additional Closing Date and no Event (as defined in the Registration Rights Agreement ) shall have occurred which has not been cured to the satisfaction of the Purchasers;

     (d) Underlying Shares Registration Statement. The Underlying Shares Registration Statement shall have been declared effective under the Securities Act by the Commission and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Additional Closing Date;

     (e) No Injunction. Since the Closing Date, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the Additional Transaction Documents or makes impracticable the transactions contemplated thereby;

     (f) Adverse Changes. Since the Closing Date, no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect shall have occurred;

     (g) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ at any time since the Closing Date and the Company shall not have received any notice of threatened or pending proceedings for delisting the Common Stock from NASDAQ;


     (h) Listing of Common Stock. The Common Stock shall have been at all times since the Closing Date listed for trading on the NASDAQ;

     (i) Shares of Common Stock. The Company shall have duly reserved the number of shares of Common Stock as required by the Additional Transaction Documents to be reserved for issuance upon exercise of the Additional Warrants;

     (j) Performance of Exercise Obligations. The Company shall have timely complied with its exercise and delivery requirements under the Initial Warrants;

     (k) Closing Threshold. For the ten (10) Trading Days immediately preceding the date of the delivery of the Additional Financing Notice, the average daily trading volume of the Common Stock on the NASDAQ shall be at least 50,000 shares and the average of the Per Share Market Value for such ten (10) Trading Day period shall be greater than $10.00 (subject to equitable adjustments for stock splits, recombinations and similar events);

     (l) Shareholder Approval. No approval of the shareholders of the Company shall be required under the rules of the Nasdaq Stock Market or such other exchange or trading facility or which the Common Stock is the traded or listed for trading in order to issue a minimum of twice the number of the shares of Common Stock issuable upon exercise of the Additional Adjustable Warrants (assuming(x) such exercise occurred on the Additional Closing Date (y) the Applicable Share Number (as defined in the Additional Adjustable Warrants) relating to each Additional Adjustable Warrant equals 100% of the Additional Shares and (z) and Adjustment Price (as defined in the Additional Adjustable Warrants) shall be deemed to mean the average of the four lowest Per Share Market Values (which need not occur on consecutive Trading Days) during the 40 consecutive Trading Days preceding the Additional Closing Date); and

     (m) Deliveries pursuant to the Additional Transaction Documents. At the Additional Closing, the Company shall deliver the Additional Securities and executed Additional Transaction Documents and Transfer Agent Instructions relating to the Additional Securities in the forms contemplated by this letter.

6. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and neither Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this letter or out of the Additional Transaction Documents, if any, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7. Governing Law. This letter shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

8. Execution. This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  Please indicate your agreement with the foregoing by executing a countersigned copy of this letter and returning the same to our attention, whereupon effective immediately thereafter this letter shall become a legally valid and binding agreement between the Purchasers and the Company.

                  We look forward to our continuing relationship.

                  Sincerely,

                  Strong River Investments, Inc.



                  By:    _______________________
                         Name: Miriam O. Hyman
                         Title: Attorney-in-Fact

                  Montrose Investments Ltd.



                  By:    _______________________
                         Name:
                         Title:


Agreed and accepted
March 29, 2000

SafeScience, Inc.


By:    _______________________
       Name:
       Title: